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                                                                   EXHIBIT 10.34

                            NEGATIVE PLEDGE AGREEMENT

          This Negative Pledge Agreement is made as of December 27, 2002, by and between VIEWLOCITY, INC. ("Borrower") and SILICON VALLEY BANK ("Bank").

          In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

          1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Bank and except as permitted by the Loan Documents, including without limitation the Liens existing on the Closing Date and disclosed to and accepted by the Bank in writing as set forth on the Schedule to Loan and Security Agreement) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower's personal property, including, without limitation, the following:

               a. All goods and equipment as defined in the Uniform Commercial Code now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

               b. All inventory as defined in the Uniform Commercial Code and includes, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other Proceeds, , resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

               c. All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

               d. All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing);

               e. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

               f. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

               g. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

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               h.   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               i. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

               j. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks;

               k. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               l. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

               m. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               n. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

          2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

          3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

                                       BORROWER:

                                       VIEWLOCITY, INC.


                                       By: /s/ L. Allen Plunk
                                          -----------------------------------
                                          Name: L. Allen Plunk
                                          Title: EVP and CFO


                                       BANK:

                                       SILICON VALLEY BANK


                                       By: /s/ Alan Spurgin
                                          -----------------------------------
                                          Name: Alan Spurgin
                                          Title: Vice President